UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2010

IMPERIAL OIL LIMITED

(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 Fourth Avenue S.W., Calgary, Alberta	T2P 3M9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-567-3776

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

R.L. (Randy) Broiles, currently senior vice-president, resources division, of Imperial Oil Limited, has announced his intention to resign as senior vice-president, resources division, effective June 30, 2010. The Board of Directors of Imperial Oil Limited has appointed T.G. (Glenn) Scott, currently president of ExxonMobil Canada Limited and production manager for ExxonMobil Canada East, to succeed Mr. Broiles as senior vice-president, resources division, effective July 1, 2010.

More information about Mr. Scott is included in the news release furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished as part of this report on Form 8-K:

99.1

News release of Imperial Oil Limited announcing that R.L. (Randy) Broiles, currently senior vice-president, resources division, of Imperial Oil Limited, has announced his intention to resign as senior vice-president, resources division, effective June 30, 2010 and that the Board of Directors of Imperial Oil Limited has appointed T.G. (Glenn) Scott, currently president of ExxonMobil Canada Limited and production manager for ExxonMobil Canada East, to succeed Mr. Broiles as senior vice-president, resources division, effective July 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED

Date: June 24, 2010	By:	/s/ Brian Livingston
	Name:	Brian Livingston
	Title:	Vice-President, General Counsel
and Corporate Secretary

By:	/s/ Brent Latimer
Name:	Brent Latimer
Title:	Assistant Secretary